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                              EXHIBIT (10)(o)
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                                                          EXHIBIT (10)(o)

                             TABLE OF CONTENTS

                                                                  Page

Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Earnings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Amount of Supplemental Executive
  Retirement Income . . . . . . . . . . . . . . . . . . . . . . . 2
Estimating Your Supplemental
  Executive Retirement Income . . . . . . . . . . . . . . . . . . 4
Early Retirement. . . . . . . . . . . . . . . . . . . . . . . . . 5
Pre-Retirement Surviving Spouse Benefit . . . . . . . . . . . . . 5
Post-Retirement Optional Payment Methods. . . . . . . . . . . . . 6
Termination of Service. . . . . . . . . . . . . . . . . . . . . . 6
Disability Pension Supplement . . . . . . . . . . . . . . . . . . 7

TEXT OF PENSION PLAN FOR EMPLOYEES

DEFINITIONS - SECTION I . . . . . . . . . . . . . . . . . . . . . 9

ELIGIBILITY - SECTION II. . . . . . . . . . . . . . . . . . . . .11

DETERMINATION OF PREFERENCE
SERVICE - SECTION III . . . . . . . . . . . . . . . . . . . . . .11

RETIREMENT - SECTION IV . . . . . . . . . . . . . . . . . . . . .13

SUPPLEMENTAL EXECUTIVE
RETIREMENT INCOME - SECTION V . . . . . . . . . . . . . . . . . .13

PROVISIONAL PAYEE OPTIONS AND
PRE-RETIREMENT SURVIVING SPOUSE
BENEFIT - SECTION VI. . . . . . . . . . . . . . . . . . . . . . .19

TERMINATION OF SERVICE -
SECTION VII . . . . . . . . . . . . . . . . . . . . . . . . . . .20

FORFEITURE - SECTION VIII . . . . . . . . . . . . . . . . . . . .20

NON-ALIENATION OF BENEFITS -
SECTION IX. . . . . . . . . . . . . . . . . . . . . . . . . . . .20

LIMITATION OF RIGHTS - SECTION X. . . . . . . . . . . . . . . . .21

ADMINISTRATION OF SUPPLEMENTAL
PLAN - SECTION XI . . . . . . . . . . . . . . . . . . . . . . . .22

AMENDMENT, MODIFICATION OR
TERMINATION OF THE SUPPLEMENTAL
PLAN - SECTION XII. . . . . . . . . . . . . . . . . . . . . . . .22
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                         CONSUMERS POWER COMPANY
                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                               INTRODUCTION

The description on the following pages is a summary of the Supplemental Executive Retirement Plan for Consumers Power Company amended as of November 1, 1990 and explains in general terms the principal features of the Plan. For your convenience, the complete text of the Plan is also included in this booklet if you should wish to review it in greater detail. If you wish further clarification of the terms of the Plan, you may contact the Chairman of the Retirement Board, Consumers Power Company, 212 West Michigan Avenue, Jackson, Michigan 49201 or call (517) 788-1030. This description uses certain terms which are defined in the Pension Plan of Consumers Power Company which is not contained in this booklet. When used, these terms are capitalized.

IF THERE ARE ANY INCONSISTENCIES BETWEEN THE PLAN LANGUAGE AND STATEMENTS APPEARING IN THE SUMMARY PORTION OF THIS BOOKLET OR MADE BY ANY PERSON, THE ACTUAL PROVISIONS OF THE PLAN SHALL GOVERN.


                                ELIGIBILITY

Officers and other executives in Salary Grades E-1 and above.


                                  SERVICE

For each month of actual service, in the first 10 years of service in Grade E-1 and above, you will be credited with an additional month of service.

After the first 10 years of executive service, additional months of actual service will be added to the base of 20 years.

For example, if all years of service are at that level, your service will be credited as:

                       8 years of service = 16 years
                      10 years of service = 20 years
                      15 years of service = 25 years
                      25 years of service = 35 years


                                 EARNINGS

Awards under the Executive Incentive Compensation Plan and amounts deferred under the Executive Salary Deferral Program are added to your regular salary to determine the best 5 years of Earnings.


                          AMOUNT OF SUPPLEMENTAL
                        EXECUTIVE RETIREMENT INCOME

Your supplemental executive retirement income will be based on Final Pay x Service Percentage less Social Security component and less Retirement Income from the Company's Pension Plan.

FINAL PAY

Monthly average of 5 highest years of Earnings.

SERVICE PERCENTAGE

     2.1% for each of first 20 years of combined years of service.

     1.4% for each of next 15 years of combined years of service.

SOCIAL SECURITY OFFSET

The lesser of (1) .5% for each year of combined service times 1/12th of your "Final Average Compensation" up to "Covered Compensation" (as those terms are used in Section 401(1) of the Internal Revenue Code), (2) 1/2 of the benefit that would be provided prior to the application of the offset, with respect to your Final Pay up to Covered Compensation, or (3) the maximum offset allowed under Section 401(1) of the Internal Revenue Code.

PENSION PLAN RETIREMENT INCOME

Calculated under Pension Plan and as may be limited by law for that Plan.



                       ESTIMATING YOUR SUPPLEMENTAL
                        EXECUTIVE RETIREMENT INCOME

For an executive with 20 years of service (including 10 years of executive service), with the following earnings, a monthly Social Security Covered Compensation of $1,527, retiring at age 65 during 1990, the monthly Supplemental Executive Retirement Income payable at Normal Retirement Age (age 65 for this example) would be:

5 Highest Yrs                Exec Incentive
 Reg Salary                   Comp Award                     Total
- ------------                 --------------                ---------

   $ 80,000                       $   8,000                 $ 88,000
     90,000                           9,000                   99,000
    100,000                          10,000                  110,000
    110,000                          11,000                  121,000
    120,000                          12,000                  132,000
                                                            --------

                                                            $550,000
                                                                  60
                                                            --------
Final Executive Pay                                         $  9,166
Service Percentage (20 yrs = 30 yrs)                         x   56%
                                                            --------

                                                            $  5,133
Social Security - $1,527 x .50%
x 30 yrs                                                    -    229
                                                            --------

TOTAL MONTHLY RETIREMENT BENEFIT                            $  4,904
Retirement Income from Pension Plan                         -  3,369
                                                            --------

Monthly Supplemental Executive
  Retirement Income                                         $  1,535
                                                            ========


                             EARLY RETIREMENT

You may elect to retire on the first day of the month which is 10 years before your Normal Retirement Date or the first day of any month thereafter.

Supplemental Executive Retirement Income is reduced by 5% for each year you elect to retire which is more than three years before your Normal Retirement Date.

If Normal Retirement Date is 65

Examples:     Age 55 - 65% of computed benefit
              Age 60 - 90% of computed benefit


                         PRE-RETIREMENT SURVIVING
                              SPOUSE BENEFIT

If you die before the first of the month which is ten years before your Normal Retirement Date and if you are vested, your spouse will receive under the Pre-Retirement Surviving Spouse Benefit a 50% benefit for life beginning on the first day of the month following the date which would have been ten years before your Normal Retirement Date.

If you die after the first day of the month which is ten years before your Normal Retirement Date while employed, your spouse will receive under the Pre-Retirement Surviving Spouse Benefit a 50% benefit for life beginning on the first of the following month.


                         POST-RETIREMENT OPTIONAL
                              PAYMENT METHOD

Your election under the Pension Plan also applies to this Plan, i.e.,
(a) 100% survivor option, (b) 50% survivor option, (c) 10-year certain option.

When you retire, the Retirement Board may decide to pay you the present value of your Supplemental Executive Retirement Income in a single sum.

On your death your beneficiary (with the agreement of the Retirement Board) may elect to receive the present value of payments, or the normal monthly payments under the option you had selected.


                          TERMINATION OF SERVICE

You will be vested only after completing 5 years of actual service.

If your service is terminated before your earliest possible Early Retirement Date (the date which precedes your Normal Retirement Date by ten years) but you are vested, you may elect monthly payments to begin on the first day of any month on or after the date which precedes your Normal Retirement Date by ten years, with an actuarial reduction. Example: Age 55 (assuming Normal Retirement Date of age 65) - 38.3% of computed amount, instead of 65%, if you had retired directly from service with the Company.


                       DISABILITY PENSION SUPPLEMENT

If because of total disability you do not accumulate Accredited Service under the Company's Pension Plan, you will be eligible to receive a supplement to your Retirement Income and Supplemental Executive Retirement Income as if Accredited Service and Preference Service were credited during the period of disability and by adjusting your Final Executive Pay to reflect the effects of inflation.


                     SUPPLEMENTAL EXECUTIVE RETIREMENT
                           PLAN FOR EMPLOYEES OF
                          CONSUMERS POWER COMPANY


INTRODUCTION

The objective of the Supplemental Executive Retirement Plan (hereinafter referred to as the "Supplemental Plan") is to attract and motivate top level executives, including those recruited in mid- or late-career whose normal pension would result in inadequate compensation, by providing additional retirement income to supplement that provided by the Pension Plan of the Company.

The Supplemental Executive Retirement Plan became effective on January 1, 1982 and is applicable to all employees of the Company who are eligible in accordance with the provisions of this Supplemental Plan.

This instrument describes the Supplemental Plan for employees who retire, die or whose services are terminated on or after November 1, 1990. The rights of employees who, prior to November 1, 1990, retired, died or whose services were terminated are governed by the provisions of the instrument in effect at such time. This Supplemental Plan is an unfunded, unsecured promise to pay benefits at a later date. Subject to the provisions of this Supplemental Plan, Participants have no greater rights than the general creditors of the Company.

SECTION I.  DEFINITIONS

Whenever used in this Supplemental Plan, the following terms shall have the respective meanings set forth below, unless the context clearly indicates otherwise. The definitions set forth in Section 1 of the Pension Plan are hereby adopted and made a part of this Supplemental Plan.


"Accrued      Means the Supplemental Executive Retirement Income
Supplemental  beginning at Normal Retirement Date which would be
Executive     payable to a Participant at the rates provided in
Retirement    subsection 1 Section V, on the basis of his Accredited
Income"       Service and Preference Service rendered to the date of
              computation.

"Disability   Means the pension supplement, provision for which is made
Service       in Section V, subsection 9 of this Supplemental Executive
Pension       Retirement Plan.
Supplement"

"Executive    Means the annual amount, if any, awarded the Participant
Incentive     under the Executive Incentive Compensation Plan of the
Compensation" Company.

"Final        Means 1/12th of the average of the Earnings plus Executive
Executive     Incentive Compensation earned (if any) of a Participant,
Pay"          for his 5 years of highest totals of Earnings plus
              Executive Incentive Compensation (if any) earned (received or allocated and deferred), of his Accredited Service, (or the average of his monthly Earnings plus such Executive
              Incentive Compensation earned over his Accredited Service if the Participant has fewer than 5 years of Accredited
              Service).

              For purposes of determining Final Executive Pay, Earnings shall include amounts, if any, which would have been included in Earnings, for such years, in the absence of a written agreement between the Participant and the Company to defer payment of such amounts until a later date(s).

"Participant" Means an employee of the Company included in the
              Supplemental Plan pursuant to Section II.

"Plan" or     Means the Pension Plan for Employees of Consumers Power
"Pension      Company, as amended.
Plan"

"Preference   Means the period of service credited to a Participant
Service"      pursuant to Section III.

"Supplemental Means the monthly retirement income provided for by this
Executive     Supplemental Plan.
Retirement
Income"

"Supplemental Means the Supplemental Executive Retirement Plan as it is
Plan"         described in this instrument.

The masculine pronoun wherever used herein shall mean or include the feminine pronoun.

SECTION II.  ELIGIBILITY

1. Employees included on January 1, 1982. Each officer or other executive of the Company in Salary Grades E-1 and above on January 1, 1982, who is eligible for inclusion in the Pension Plan on that date, will be included in the Supplemental Plan as of January 1, 1982.

2. Employees included after January 1, 1982. Each officer or other executive of the Company who is eligible for inclusion in the Pension Plan and is appointed to a position at Salary Grade E-1 or above after January 1, 1982, will be included in the Supplemental Plan on the first day of the month after he assumes such a position.

SECTION III.  DETERMINATION OF
PREFERENCE SERVICE

1. Preference Service. Each Participant shall be credited with one month of Preference Service for each month of Accredited Service credited to him under the Pension Plan for the first 10 years during which he holds a position at Salary Grade E-1 or above; provided, however, Preference Service will be reduced by the amount (if any) by which the total period of Preference Service when added to the total period of Accredited Service exceeds 35 years.

2. Transfers to or from Affiliated Companies. In the case of the transfer of a Participant to any company now affiliated or associated with the Company which has at the time of transfer a pension plan with substantially the same terms as the Pension Plan, and a supplemental plan with substantially the same terms as this Supplemental Plan, such Participant, if and when he commences to receive retirement income under the pension plan of the company to which he transferred, should also receive supplemental executive retirement income from that company based upon the Earnings and Executive Incentive Compensation received from the Company as if such Earnings and Executive Incentive Compensation had been received from the company to which the Participant transferred.

In the case of the transfer to this Company of any participant employed by any company now affiliated or associated with the Company which has at the time of transfer a pension plan with substantially the same terms as the Pension Plan, and a supplemental plan with substantially the same terms as this Supplemental Plan, such Participant, if and when he commences to receive Retirement Income under the Pension Plan, will also receive Supplemental Executive Retirement Income from the Company based upon the earnings and executive incentive compensation received from the company from which he transferred as if such earnings and executive incentive compensation were Earnings and Executive Incentive Compensation received from the Company.

In the event of a transfer or transfers as set forth above, the right of the Participant to receive benefits under this Supplemental Plan or a supplemental plan with substantially the same terms maintained by an affiliated or associated Company will be suspended until such time as the Participant commences to receive supplemental executive retirement income under such other plan or the Participant commences to receive Supplemental Executive Retirement Income under this Plan, at which time the Participant shall receive all supplemental executive retirement income and Supplemental Executive Retirement Income to which the Participant is entitled under this plan or a plan maintained by an affiliated or associated Company.

SECTION IV.  RETIREMENT

Retirement dates for the purposes of this Supplemental Plan shall be the same as set forth in the retirement provisions of the Pension Plan.

SECTION V.  SUPPLEMENTAL
EXECUTIVE RETIREMENT INCOME

While the Company hopes and expects to continue the Supplemental Plan indefinitely, it reserves the right to terminate or modify it at any time.

1. Normal or Deferred Supplemental Executive Retirement Income. The monthly Supplemental Executive Retirement Income payable to a Participant who, at Normal Retirement Date or a Deferred Retirement Date, retires on or after November 1, 1990, pursuant to the provisions of the Pension Plan from the service of the Company, will be an amount equal to the product of the Participant's Final Executive Pay times the sum of the percentages determined below, minus (i) a portion of the Participant's estimated primary Social Security benefit, as determined pursuant to the Pension Plan, equal to the lesser of (1) .5% multiplied by 1/12th of the Participant's "Final Average Compensation" up to "Covered Compensation" (as those terms are used in Section 401(1) of the Internal Revenue Code) for each year of Accredited Service and Preference Service, (2) 1/2 of the benefit that would be provided prior to the application of the offset, with respect to Participant's Final Pay up to Covered Compensation, or
(3) the maximum offset allowed under Section 401(1) of the Internal Revenue Code, and (ii) the Retirement Income provided by the Pension Plan:

2.1% for each of the first 20 years of Accredited Service and Preference
Service.

1.4% for each of the next 15 years of Accredited Service and Preference
Service.

2. Early Supplemental Executive Retirement Income. The monthly Supplemental Executive Retirement Income payable to a Participant who, on an Early Retirement Date, retires from the service of the Company, will be the amount of his Accrued Supplemental Executive Retirement Income on the date his retirement commences, reduced by 5/12th of 1% for each month by which his Early Retirement Date precedes his Normal Retirement Date by more than 36 months.

3. Limitation as to Months for which Payment may be Made. The Company shall pay to a Participant, or to his Provisional Payee, if applicable, Supplemental Executive Retirement Income in the amount determined pursuant to this Supplemental Plan only for a month in which the Participant or his Provisional Payee is entitled to receive Retirement Income under the provisions of the Pension Plan. Payment of Supplemental Executive Retirement Income shall terminate when payment of Retirement Income is terminated pursuant to the Pension Plan.

4. The payments provided for in this Supplemental Plan shall be made by the Company at such times as required under this Supplemental Plan; provided, however, that while the Company hopes and expects to make the payments provided for this Plan, such payment is not guaranteed.

5. The Company may establish a fund, as part of the general assets of the Company, to provide for the payments required under this Supplemental Plan.

6. Maximum Permissible Retirement Income. Notwithstanding any other provision of this Plan, if the Retirement Income payable to a retired employee under provisions of subsection 7 of Section V of the Pension Plan is a greater amount than permitted by section 415 of the Internal Revenue Code to be paid by qualified plans, then such excess Retirement Income shall be payable to such retired employee under this Plan; subject however, to approval by the Board of Directors of the Company for each such employee.

7. Single Sum Payment. The Retirement Board, after discussion with a retiring Participant, may pay in a single sum to such Participant, who retires on or after February 1, 1991, at the time of the Participant's retirement with benefits under the Pension Plan, the present value of the Participant's Supplemental Executive Retirement Income. The present value of that part of the Participant's Supplemental Executive Retirement Income which represents payment to make up Retirement Income lost under the Pension Plan because of the Maximum Retirement Income provision thereof (Section V, subsection 6 of the Plan), will not be paid in a lump sum unless the Participant has elected to receive a single sum payment under the Pension Plan. The present value will be actuarially determined using the Pension Benefit Guaranty Corporation Immediate Annuity Rate, as of the date of the distribution, increased to 120% for distributions over $25,000. The discussion with a retiring Participant is for the purpose of assuring the Retirement Board of accurate current information for use in making its independent decision as to whether or not to make payment in a single sum. In making its independent decision, the Retirement Board may take into account any financial hardship of the Participant, the health or disability of the Participant, and/or any other factor it considers relevant. The decision of the Retirement Board shall be in the sole discretion of said Board and shall be final, binding and conclusive. Discussion with respect to such a payment and the decision with respect thereto will take place at least three months before Early Retirement Date, Normal Retirement Date or Deferred Retirement Date.

8. Retired Participants. The Supplemental Executive Retirement Income of retired Participants may be increased from time to time by such reasonable amounts as determined by the Board of Directors of the Company, to counter the effects of inflation, provided that the percentage amount of such increases will be made uniformly for all retired Participants, or for retired Participants within such reasonable classes, as may be determined by the Board of Directors.

9. Disability Service Pension Supplement. If a Participant is totally disabled (unable to perform the Participant's regular job because of disease or injury) and, as a result, fails to accumulate Accredited Service under the Pension Plan for some period of time (Disability Service), a Disability Service Pension Supplement will be calculated and paid as if Accredited Service and applicable Preference Service were credited during such period subject to the following:

A. The Participant must have retired with Retirement Income under the Pension Plan.

B. The period of Disability Service begins when the Participant stops accumulating Accredited Service under the Pension Plan as a result of the Participant's total disability, provided that the Participant has not undertaken other employment.

C.   The period of Disability Service ends when the Participant first:

     1.   Begins again to accumulate Accredited Service under the Pension
          Plan,

     2.   Undertakes other employment,

     3.   Retires on an Early Retirement Date, or,

     4.   Attains the Participant's Normal Retirement Date.

D. The "Final Executive Pay" of the Participant, for purposes of determining the Disability Pension Supplement only, will be calculated as if the Participant were earning during the period of Disability Service the sum of (1) the Participant's last monthly rate of basic earnings prior to the period of Disability Service, and (2) 1/12th of the average of the Executive Incentive Compensation (if any) earned (received or allocated and deferred) for the five years of Accredited Service immediately preceding the period of Disability Service (or the monthly average of Executive Incentive Compensation earned over the Participant's Accredited Service if the Participant has fewer than five years of Accredited Service), increased or decreased each July 1, following the beginning of the Participant's period of Disability Service, according to the change in the Bureau of Labor Statistics Consumer Price Index (CPI-W) for the preceding 12-month period of Disability Service (or lesser period of Disability Service, if applicable). However, no July 1 increase will exceed an amount which could result in an increase greater than a 5% compounded annual increase since the beginning of the Participant's period of Disability Service, nor in a reduction in the Participant's Final Executive Pay to an amount less than the Participant's Final Executive Pay prior to the period of Disability Service. For purposes of this provision, the Consumer Price Index for the second month previous to any measurement date will be deemed to be in effect on such date.

E. The amount of the Disability Service Pension Supplement is the Supplemental Executive Retirement Income, calculated using Final Executive Pay as determined in Section V, subsection 9.D above, and giving credit for Accredited Service and applicable Preference Service for any period of Disability Service, less:

     1. The Supplemental Executive Retirement Income calculated without regard to the Disability Service Pension Supplement,

     2.   The Retirement Income provided by the Pension Plan, and

     3. Any amount paid to a retired Participant for lost benefits under the Pension Plan, for the period of Disability Service, under an insurance policy, the premiums for which were paid in whole or in part for CMS Energy Corporation or any of its directly or indirectly wholly-owned subsidiaries.

F.   Payments will begin as of the latter of:

     1.   The Participant's Normal Retirement Date.

     2. The first day of the month following the cessation of any Long Term Disability payments pursuant to any plan or insurance policy, the premiums for which were paid in whole or in part by CMS Energy Corporation, or any of its directly or indirectly wholly-owned subsidiaries.

SECTION VI.  PROVISIONAL PAYEE OPTIONS AND PRE-RETIREMENT SURVIVING SPOUSE
BENEFIT

1. Post-Retirement. The provisions of Section VI of the Pension Plan, pertaining to Provisional Payee Options are adopted as part of this Supplemental Plan and any option which is elected by or otherwise applicable to a Participant under the Pension Plan will be identically applicable under the provisions of this Supplemental Plan. A Participant may not have a Provisional Payee Option under this Supplemental Plan which differs from such option or options elected by or otherwise applicable to him under the Pension Plan. Nevertheless, a Provisional Payee may elect, upon the death of the Participant and the agreement of the Retirement Board, to then receive the present value of the amount of the payments to which he otherwise would be entitled, as determined by the Retirement Board using such actuarial tables and interest assumptions as may be adopted for this purpose by the Retirement Board and in use at the time of the Participant's death.

2. Pre-Retirement Surviving Spouse Benefit. Provisions of Section VI, subsection 2 of the Pension Plan of Consumers Power Company pertaining to Pre-Retirement Surviving Spouse Benefits are adopted as part of this Supplemental Plan.

SECTION VII.  TERMINATION OF SERVICE

If the services of a Participant included in the Supplemental Plan terminate for any reason other than death, or transfer to an affiliated or associated company as provided by subsection 2 of Section III of this Supplemental Plan, or retirement as provided by Section IV of the Pension Plan, and if the Participant is later entitled to receive Retirement Income pursuant to Section VII of the Pension Plan, then, the Participant will be eligible at the same time to receive Supplemental Executive Retirement Income pursuant to the provisions of this Supplemental Plan.
If the Accrued Retirement Income is actuarially reduced because of retire-ment at an Early Retirement Date, the Accrued Supplemental Executive Retirement Income will be reduced by an identical percentage.

SECTION VIII.  FORFEITURE

A Participant who is discharged by the Company for cause, or an employee who is subsequently convicted of any felony committed while in the course of his employment with the Company, which felony involved theft, malicious destruction or misuse of the property of the Company or the embezzlement or misapplication of the funds of the Company, or who makes an admission in writing of the commission of such felony, shall be ineligible for and forfeit Supplemental Executive Retirement Income.

SECTION IX.  NON-ALIENATION OF BENEFITS

No benefit under the Supplemental Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, renunciation, or reduction and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, renounce, or reduce the same shall be void, nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.

If any Participant or retired Participant or any Provisional Payee under the Supplemental Plan is adjudicated bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, renounce, or reduce any benefit under the Supplemental Plan, except as specifically provided in the Supplemental Plan, then such benefit shall cease and terminate and in that event the Retirement Board shall hold or apply the same or any part thereof to or for the benefit of such Participant or retired Participant or Provisional Payee in such manner as the Retirement Board may think proper, provided the Retirement Board shall not act in any manner as would perpetuate the alienations prohibited by this Section.

SECTION X.  LIMITATION OF RIGHTS

Neither the establishment of this Supplemental Plan, nor any modification thereto, nor the payment of any benefits, shall be construed as giving to any Participant, other employee, or other person any legal or equitable rights against the Company, or any officer or employee thereof, or the Retirement Board, except as herein provided. Under no circumstances shall the terms of employment of any employee be modified or in any way affected hereby. Inclusion under the Supplemental Plan will not give any Participant or any Provisional Payee any right to claim a Supplemental Executive Retirement Income except to the extent such right is specifi-cally fixed under the terms of the Supplemental Plan. Subject to the provisions of this Supplemental Plan and the Supplemental Executive Retirement Trust the Participant shall have no rights greater than those of a general, unsecured creditor of the Company.

SECTION XI.  ADMINISTRATION
OF SUPPLEMENTAL PLAN

The general administration of this Supplemental Plan shall be placed in the Retirement Board provided for in the Pension Plan and the provisions of Section XII of the Pension Plan will govern the administration of this Supplemental Plan as far as applicable.

The claim procedure of this Supplemental Plan shall be the same as the claim procedure provided in the Pension Plan.

SECTION XII.  AMENDMENT, MODIFICATION OR TERMINATION OF THE SUPPLEMENTAL
PLAN

This Supplemental Plan may be amended, modified or terminated at any time by action of the Board of Directors of the Company.

IN WITNESS WHEREOF, execution is hereby affected this 1st day of November
1990.

                          CONSUMERS POWER COMPANY



                             William T. McCormick, Jr.
                          ------------------------------

                               Chairman of the Board
ATTEST:


Thomas A. McNish
- ----------------

     Secretary
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